EXHIBIT 10.1

TRANSITION AND SEPARATION AGREEMENT AND GENERAL RELEASE

This Transition and Separation Agreement and General Release (“Agreement”) is entered into by on the one hand, Nicholas M. Westfall, an individual, (“Executive”), and, on the other hand, Chemed Corporation, along with each and all of its subsidiaries, divisions, affiliates, joint ventures, officers, directors, employees and other representatives (collectively referred to as “Chemed” or the “Company”).  Each of the foregoing is a “party” and collectively referred to as the “parties.”

WHEREAS, Executive’s active employment duties as Chief Executive Officer at VITAS will end as of July 29, 2025, provided that Executive will remain an Executive Vice President of Chemed Corporation, and Executive’s employment and status as an officer of the Company will end effective as of the close of business on December 1, 2025 (the “Separation Date”); and

WHEREAS, Executive acknowledges that Executive is knowingly and voluntarily entering into this Agreement and that by signing this Agreement, Executive is receiving payment and other consideration from the Company to which Executive is not otherwise entitled.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the above and as follows:

1. Separation Pay.  In consideration of Executive’s promises in this Agreement, the Company shall 1) continue to pay Executive’s normal salary and benefits through the Separation Date; 2) continue all of Executive’s welfare benefits (including but not limited to health, vision, dental, and supplemental benefits) at the same contribution rates as comparable Chemed Corporation employees for twelve months following the Separation Date; provided that in the event that Executive finds other employment pursuant to which he is eligible for welfare benefits from an employer sponsored health insurance plan, the welfare benefits provided pursuant to this agreement shall be secondary to those provided under such other plan; 3) continue to pay the premiums of Executive’s long term care insurance (for Executive and Executive’s spouse) currently maintained by the Company through December 1, 2026, 4) pay Executive  $3,376,870  less required withholdings and deductions, representing: (i) $2,226,010 in severance pay, (ii) remaining amount of Executive’s term life insurance policy currently maintained by the Company, iii) $350,920, representing the value of Executive’s Non Qualified Match for 2025, and iv) $750,000 in the Company’s Common Stock (the “Stock Grant”) in exchange for the cancellation of Executive’s outstanding Performance Share Units (“PSUs”), which are hereby terminated and of no further force or effect (the “Separation Pay”).  The Company shall pay Executive the cash items of the Separation Pay (other than Executive’s normal salary) in a single lump-sum payment on the Separation Date, provided that (a) Executive has returned a signed copy of this Agreement to the Company’s General Counsel at 255 E. Fifth Street, Suite 2600, Cincinnati, Ohio 45202; and (b) the Revocation Period defined in Paragraph 20, below, has expired without a valid revocation by Executive. The Separation Pay (other than the Stock Grant) shall be paid by direct deposit into Executive’s account on file with the Company.  The number of shares issuable in the Stock Grant shall be determined based upon the average of the high and low stock prices of the Company’s Common Stock on the Separation Date. Additionally, Executive’s vesting of the Company’s stock options shall continue for three (3) months after the Separation Date and Executive shall be entitled to exercise any vested options for a period of fifteen (15) months after the Separation Date.

2. Liability for Taxes; No Tax Guarantee.  Executive shall be solely responsible for the tax consequences with respect to the Separation Pay, and in no event shall the Company have any responsibility or liability if this Agreement, or the Separation Pay, does not meet any applicable requirements of Code Section 409A.  Executive acknowledges that the Company has provided no advice concerning tax, benefits, or COBRA eligibility issues in connection with the Separation Pay or the negotiation of this Agreement.  Executive further agrees to indemnify and hold the Company harmless from any and all liability, including, without limitation, all penalties, interest and other costs that may be imposed by the Internal Revenue Service or other governmental agencies regarding any tax obligations that may arise from the payments paid to Executive under this Agreement, except, however, with respect to any liability or obligation that the Company may have had as to payroll-related tax withholdings.

3. Code Section 409A.  The payment provided under this Agreement is intended to be exempt from, or comply with, the applicable requirements of Section 409A of the Internal Revenue Code and shall be limited, construed and interpreted in accordance with such intent.  To the extent that a payment or other benefit hereunder is subject to Section 409A, it is intended that it be paid in a manner that will comply with Section 409A, including final regulations or any other guidance

EXHIBIT 10.1

issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  Notwithstanding anything herein to the contrary, any provision of this Agreement that is inconsistent with Section 409A shall be deemed to be amended to comply with Section 409A.

4. Executive’s General Release of the Company.

(a) For good and valuable consideration received under this Agreement, Executive, on his behalf and on behalf of his marital community, family, heirs, executors, successors, assigns, representatives, and agents, if any, hereby waives, releases, and forever discharges the Company (as defined above), together with (i) its respective past, present and future members, officers, directors, employees, parent companies, subsidiaries, divisions, affiliates, insurers, attorneys, and agents; and (ii) each released entity’s or person’s respective predecessors, successors, and assigns (hereinafter the “the Released Parties”) of and from any and all claims, demands, suits, causes of action, liabilities, obligations, debts, losses, agreements, contracts, controversies, damages, costs, attorney’s fees, and expenses of any kind or nature, whether express or implied, known or unknown, which exist or may exist as of the date Executive executes this Agreement. Executive understands that the claims he is releasing might arise under many different laws, including but not limited to:

•	claims that arise from, or are related in any way to his employment at the Company or the cessation of his employment by the Company;
•

claims arising under federal, state, or local laws, statutes, constitutions, regulations, rules, ordinances or orders, including, but not limited to the Americans With Disabilities Act of 1990; Sections 503 and 504 of the Rehabilitation Act of 1973; Title VII of the Civil Rights Act of 1964; the Family and Medical Leave Act; 42 U.S.C. § 1981; the Age Discrimination in Employment Act (discussed further in Paragraph 20, below); the Employee Retirement Security Act of 1974; and all state or local laws or ordinances relating to or governing employment issues, contracts, torts, and restrictive covenant agreements; and

•

any other common law or statutory claim, whether for damages, negligent supervision and retention, constructive or wrongful discharge, breach of contract (except breach of this Agreement), promissory estoppel, whistleblower protection, intentional or negligent infliction of emotional distress, assault, battery, defamation, fraud, costs, attorneys’ fees, expenses or otherwise, arising prior to or at the time of Executive’s execution of this Agreement.

(b) Nothing in this Agreement is intended to waive or release any claims (i) for unemployment or workers’ compensation; (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date Executive signs this Agreement; (iii) that are brought to enforce or allege breach of this Agreement; (iv) that exercise Executive’s right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of his waiver of claims under the Age Discrimination in Employment Act; or (v) that cannot be released by private agreement.  Additionally, nothing in this Agreement prevents Executive from filing a charge or complaint with or from participating in an investigation or proceeding conducted by any federal, state or local agency charged with the enforcement of any laws, although by signing this Agreement, Executive expressly agrees to waive his right to individual relief based on claims asserted in any such charge or complaint (other than rewards available under any applicable government whistleblower program, such as Rule 21F of the Securities Exchange Act).

(c) Executive represents that he knows of no claim that he has against the Released Parties that has not been released in this Agreement, and he expressly waives the benefits of any rule or law that provides, in sum or substance, that a release does not extend to claims which a party does not know or suspect to exist in his favor at the time of executing the release, and which, if known by him, would have materially affected this Agreement.

5. Executive Representations.
(a) Executive agrees that he will not file a lawsuit, demand for arbitration, or other legal claim against any of the Released Parties concerning any claim covered by the general release;

EXHIBIT 10.1

(b) Executive acknowledges and agrees that he does not have, nor has ever had, any claims or causes of action against any of the Released Parties that in any way arise out of, involve, or relate to discrimination or retaliation under any federal, state or local anti-discrimination or anti-retaliation law;

(c) Executive represents that he is not aware of any facts that would support a claim against any of the Released Parties for discrimination, harassment, sexual assault, or any violation of the Fair Labor Standards Act or applicable state law;

(d) Executive warrants and represents that he has not suffered a work-related injury that he has not properly disclosed to the Company as of the date he signs this Agreement;

(e) Executive warrants and represents that he is not, nor has he ever been enrolled in Medicare Part A or Part B, and that he has not filed a claim for Social Security Disability benefits nor is he appealing or re-filing for Social Security Disability benefits.  Executive will indemnify, defend and hold the Released Parties harmless from any and all claims, liens, Medicare conditional payments and rights to payment, known or unknown; and

(f) Executive warrants and represents that he has the full right to enter into this Agreement and that he has not assigned, transferred, or purported to assign or transfer, to any person, firm, corporation, association or entity whatsoever, any released claim or matter.  Executive agrees to indemnify and hold the Company harmless against, without any limitation, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, court costs, expenses (including attorneys’ fees), causes of action or judgments based on or arising out of any purported assignment or transfer of any claim released by him in this Agreement.

6. Non-admission of Liability.  Executive recognizes and agrees that this Agreement is not intended to imply any wrongdoing on the Company’s part with respect to Executive’s employment or his separation, or any other reason, and shall not constitute evidence of the same.

7. Non-Disparagement.
(a) Both parties agree that they will not make any statements, orally or in writing, that could reasonably be construed to harm the goodwill or reputation of the other.

(b) Nothing in this Agreement, including Paragraph 7(a) shall be construed as prohibiting or restricting Executive from any of the following:  (i) initiating communications with, responding to any inquiry from, or providing testimony before, any self-regulatory organization or state or federal regulatory authority as to any matter, including but not limited to the release of claims contained herein or its underlying facts and circumstances; (ii)  filing a charge, cooperating, or participating in an investigation or proceeding conducted by the EEOC or any other federal or state regulatory or law enforcement agency; or (iii) initiating communications with, or reporting possible violations of law or regulation to, any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation.  Communications permitted under this Paragraph 7(c) shall not be subject to, or deemed to be a violation of, the covenants in this Agreement, and a party does not need to notify, or secure prior authorization from, any other party with respect to such communications.

8. Return of Company Property.  Executive represents that on or before the Separation Date, he will return all of the Company’s property, except those items of property that have been separately agreed to in writing by Chemed Corporation’s Chief Executive Officer as of the Separation Date. The Company agrees to ensure Executive has access to any of the Company’s property or systems necessary to perform any services set forth in Paragraph 9 through the Separation Date.

9. Cooperation. Executive agrees to make himself available at the request of the Company from the date hereof to the Separation Date to consult on business matters that may arise from time to time, and accordingly Executive shall remain an officer of the Company until the Separation Date. Additionally, Executive agrees to cooperate fully with the Company in the investigation of any claims, suits, investigations or enforcement proceedings brought against any of the Released Parties relating to any matter in which Executive was involved or of which Executive has knowledge in order to permit the Released Party to be able to fully and fairly investigate and defend such claims, including but not limited to

EXHIBIT 10.1

voluntarily appearing at trial or arbitration proceedings to provide truthful testimony without the need for subpoena or other service of process.  Executive affirms that any testimony or information provided pursuant to the terms of this paragraph will be accurate and truthful.  The Company will pay all reasonable and necessary pre-approved business and travel costs incurred as a result of Executive’s cooperation.

10. Restrictive Covenants.

(a) Executive agrees that he will not, for himself or on behalf of any third party, directly or indirectly publish or disclose any confidential information of the Company or any of its affiliates, or use such confidential information for Executive’s own use or making it available to others.  Confidential information means information that is created and used in the Company’s business and which is not generally known by the public.  Confidential information does not include information that is or may become known to Executive or to the public from sources outside the Company and through means other than a breach of this Agreement.

(b) Executive agrees that, for a period of twelve (12) months following his Separation Date, he will not:

(i) serve as an executive officer with direct oversight of a hospice division for or on behalf of any organization, business or business department that provides hospice care. This restriction shall apply to Executive’s employment or activities of the competing business within any state, or the District of Columbia (the “Territory”), where VITAS operates as of the Separation Date.  Executive acknowledges and agrees that this geographic scope is reasonable in light of his duties and responsibilities on behalf of the Company and the nature of the Company’s legitimate business interests protected under this Agreement.

(ii) provide any contractor services directly for a hospice division in the state of Florida.

(iii) solicit, hire, recruit, or attempt to solicit, hire or recruit, any Company employee or Company-exclusive contractor who has been employed by the Company during the Lookback Period, or induce the separation of employment of any Company employee or contractor providing services to the Company or any of its subsidiaries during the Lookback Period. This covenant shall be limited to the solicitation, recruitment, or hiring of employees or contractors who, within the Lookback Period: (1) acquired or had access to the Company’s confidential information; (2) had material business contact with the Company’s customers; and/or (3) had access to other information or relationships that would give a competitor an unfair advantage.

(iv) solicit, contact, or attempt to solicit or contact (including through social media) any actual or prospective customer of the Company, for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company. As used herein, “customer of the Company” shall be limited to those actual or prospective customers of the Company who Executive: (1) had contact with during the Lookback Period; and/or (2) acquired or had access to confidential information about during the Lookback Period.

(c) Executive’s confidentiality obligations in Paragraph 10(a) of this Agreement extend to the Company’s trade secrets, which is any information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016 (the “Act”).  However, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under the Act.

11. Class and Collective Action Waiver.  By signing this Agreement, Executive agrees not to bring or participate as a plaintiff or class member in any class action or collective action against the Company that asserts, in whole or in part, any claims that arose before Executive signed this Agreement, whether or not such claims (if brought by Executive individually) are released by this Agreement and Release.

EXHIBIT 10.1

12. Knowing and Voluntary Agreement.  Executive knowingly, freely and voluntarily enters into this Agreement and the above general release of claims, of Executive’s own free will without any duress or coercion by the Company or its representatives, in exchange for good and valuable consideration in addition to anything of value to which Executive is otherwise entitled.  Executive understands and acknowledges the significance and consequence of this Agreement and of each specific release and waiver, and expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions.  In the event of any dispute, this Agreement will be interpreted in accordance with its fair meaning.

13. Headings/Construction.  The headings contained in the Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The language of all parts of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any party.  This Agreement was drafted with input from all parties and no ambiguities shall be construed against any party.

14. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, administrators, executors, representatives, successors, and assigns, and shall also be binding upon and inure to the benefit of the Released Parties, their heirs, administrators, executors, representatives, successors, and assigns.

15. No Waiver.  The failure of a party to insist on the strict observation or performance of any provision of this Agreement or to exercise any right to which a party may be entitled hereunder shall not impair or preclude the enforcement or exercise of such provision or right in the future or be construed as a waiver thereof.

16. Severability.  If any provision in this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the Court shall enforce the remaining provisions to the extent permitted by law; provided, however, that if the release in Paragraph 4(a) is deemed invalid, Executive agrees to enter into an agreement with the Company with a general release of claims against the Released Parties that is not invalid.

17. Governing Law; Venue.  The parties agree that the law of Ohio without regard to conflicts of law principles shall exclusively govern any disputes between them, including but not limited to, the validity, interpretation, and effect of this Agreement, as well as any other disputes arising out of this Agreement; except, however, this Agreement shall in all respects be interpreted, enforced and governed under federal law to the extent federal law preempts state law.  The parties further agree that the state and federal courts located in Hamilton County, Ohio shall be the exclusive venue with respect to any question or controversy arising out of this Agreement.

18. Entire Agreement.  This Agreement represents the entire understanding between the parties with respect to the subject hereof and supersedes all prior written and oral understandings between the parties with respect to its subject.  There are no representations which are not contained herein that have been made or relied upon by the parties in entering this Agreement.  The parties further understand and agree that this Agreement can be amended or modified only by a written agreement, signed by all of the parties hereto.

19. Authorization to Act.  Each person signing this Agreement is authorized to execute this Agreement on their own behalf and on behalf of any person, marital community, or entity for which they have signed the Agreement.

20. ADEA Release And Rights Under The Older Workers Benefit Protection Act.  Executive acknowledges and agrees that this Agreement forever releases his right to pursue a claim for age discrimination against the Company or the Released Parties under the Age Discrimination in Employment Act (“ADEA”), described herein as the “ADEA Release.” Executive acknowledges that he has been afforded twenty-one (21) days to consider this Agreement and to review it with counsel, and has either considered the Agreement for that period of time or have waived his right to do so.  If Executive chooses to execute this Agreement, Executive has the right to revoke his acceptance of the ADEA Release at any time before the expiration of seven (7) days after the date on which Executive signed the Agreement (“Revocation Period”). Any revocation within the Revocation Period must be signed, submitted in writing, and received by the Company, stating, “I hereby revoke my acceptance of the ADEA Release contained within our Agreement and Release.”  The revocation must either be personally delivered or sent by mail or email to Brian Judkins at 255 E. Fifth Street, Suite 2600; Cincinnati, Ohio 45202, email: Brian.Judkins@chemed.com.  If the revocation is sent by mail, it must be postmarked within seven (7) calendar days after Executive signs this Agreement.  Any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original 21-day consideration period.  The Parties agree that this Agreement will not become effective or enforceable until the eighth (8th) day after the execution of this Agreement unless there is no revocation within

EXHIBIT 10.1

the applicable seven (7) calendar days, in which case this Agreement will be deemed to have become effective as of the date of the receipt of Executive’s executed Agreement.  Executive’s acceptance of any of the monies or benefits by the Company as described in Paragraph 1, at any time more than seven (7) days after the execution of this Agreement will constitute an admission by Executive that Executive did not revoke this Agreement; and will further constitute an admission by Executive that this Agreement has become effective and enforceable.

21. Duplicate Counterparts.  This Agreement may be executed in separate counterparts and each such counterpart shall be deemed an original with the same effect as if all parties had signed the same document.  Photocopies, PDF and/or faxed copies of original signature pages shall have the same force and effect as original signature pages.

PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS BY EXECUTIVE.

THE UNDERSIGNED STATE THAT THEY HAVE CAREFULLY READ THE FOREGOING Confidential SEVERANCE Agreement and General Release, KNOW AND UNDERSTAND THE CONTENTS THEREOF, HAVE HAD THE OPPORTUNITY TO DISCUSS THOSE CONTENTS WITH COUNSEL OF THEIR CHOOSING, FREELY AND VOLUNTARILY CONSENT TO ALL TERMS AND CONDITIONS THEREOF, AND SIGN THE SAME AS THEIR OWN FREE ACT.

SIGNED AND AGREED TO:

Date: July 29, 2025	/s/ Nicholas M. Westfall
Nicholas M. Westfall
(Executive Vice President)

Date: July 29,2025	CHEMED CORPORATION
/s/ Brian C. Judkins
Brian C. Judkins
(Vice President, Secretary and Chief Legal Officer)